UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2012

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	333-164517	14-1820954
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

125 NW 11th Street
Boca Raton, FL 33432
(Address of principal executive offices)

(847) 386-1384
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Removal of Chairman of the Board of Directors

On January 8, 2012, the board of directors (the “Board”) of American Scientific Resources, Incorporated (the “Company”), pursuant to a duly called meeting, voted to remove Christopher Tirotta from his position as Chairman of the Board, effective immediately.

Appointment of Chairman of the Board of Directors

On January 8, 2012, Robert Faber, the Company’s Chief Executive Officer and member of the Board, pursuant to a duly called meeting of the Board, was appointed by the Board to serve as the Board’s Chairman.  A discussion of Mr. Faber’s relevant business experience is below.

Robert T. Faber, age 52, Chief Executive Officer, Chairman

Robert T. Faber is the Company’s Chief Executive Officer and Chairman of the Board.  Mr. Faber has 20 years of experience in diverse financial management, business and acquisitions.  Since 2003, Mr. Faber has held various positions at Comstock Mining, Inc. (“Comstock”), a publicly traded precious metals company, including President, Chief Executive Officer and Chief Financial Officer.  At Comstock, Mr. Faber has several responsibilities, including managing Comstock’s reporting and disclosure obligations to the U.S. Securities and Exchange Commission, as well as securing financing for operations and management functions.  Prior to joining Comstock, Mr. Faber served as the Vice President of United Site Services, Inc., a privately held consolidator in the waste services industry (“United Site”), from 2002 to 2003.  At United Site, Mr. Faber was responsible for strengthening the organizational structure of the company, cash management and directing the company’s acquisition and integration process.  Additionally, Mr. Faber served as an executive with Allied Waste Industries overseeing a $1.2 billion, multi-state area.  Prior to Allied Waste Industries, Mr. Faber spent 17 years with Waste Management, Inc., a publicly traded environmental services company, during which time he served in senior positions both internationally and domestically.  Mr. Faber’s positions included Director of Finance of Waste Management’s $1.4 billion multi-country international operations based in London, England and Vice President and Controller for several $100 million plus multi-state market areas.  Mr. Faber is also currently a director of Mustang Alliances, Inc., a natural resource company engaged in the exploration of mineral properties.  He has served in such role since July 2011.  Mr. Faber graduated from St. Johns University with a B.S. in Accounting in 1982.

The Company believes that Mr. Faber’s experience in capital raising and financial planning will help the Company develop its business strategies and thus will be a valuable Chairman of the Board.

Family Relationships

Mr. Faber does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Scientific Resources, Incorporated

Date: January 10, 2012	By:	/s/ Robert T. Faber
Name: Robert T. Faber
Title: Chief Executive Officer